As filed with the Securities and Exchange Commission on October ____, 1996
                                                 Registration No.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                        UNIVERSAL HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                                   23-2077891
(State or other juris-                                        (I.R.S. Employer
 diction of incorporation                                      Identification
 or organization)                                              Number)

                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                                 P.O. BOX 61558
                    KING OF PRUSSIA, PENNSYLVANIA 19406-0958
                                 (610) 768-3300

          (Address, including zip code and telephone number, including area code of registrant's principal executive offices)

                      THE UNIVERSAL HEALTH SERVICES, INC.
                       1992 STOCK OPTION PLAN, AS AMENDED
                            (full title of the plan)
                              -------------------

                                 ALAN B. MILLER
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        UNIVERSAL HEALTH SERVICES, INC.
                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                                 P.O. BOX 61558
                   KING OF PRUSSIA, PENNSYLVANIA  19406-0958
                                 (610) 768-3300

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                              -------------------

Copies of all communications, including all communications sent to the agent for service should be sent to:

                            ANTHONY PANTALEONI, ESQ.
                           FULBRIGHT & JAWORSKI L.LP.
                                666 FIFTH AVENUE
                           NEW YORK, NEW YORK  10103
                              -------------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------

                                              Proposed           Proposed maximum
                                              maximum            aggregate offering   Amount of
Title of Securities to       Amount to        offering price     price (1)            registration fee
 be registered                   be           per unit
                            registered

-------------------------------------------------------------------------------------------------------
Class B Common
Stock, $.01 par
value per share.......   1,000,000 shares        (1)             $20,782,187.50         $7,167.00
--------------------------------------------------------------------------------------------------------

  (1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the sum of (i) the aggregate exercise price ($10,203,437.50) of the 610,000 options for which the exercise price has been established and (ii) the product resulting from multiplying 390,000, the number of shares issuable upon exercising options for which the exercise price is not known, registered by this Registration Statement under the Universal Health Services, Inc. 1992 Stock Option Plan, as Amended, by $27.125, the average of the high and low prices of the Class B Common Stock as reported on the New York Stock Exchange on September 30, 1996, within five business days prior to October 4, 1996.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


  Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed by Universal Health Services, Inc. (the "Company") are incorporated herein by reference:

            (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

            (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

            (iii) The Company's Form 8-A dated July 5, 1991.

            (iv) The Company's Prospectus, filed pursuant to 424(b) relating to its Registration Statement on Form S-3, Registration No. 333-04445, declared effective June 20, 1996.

            In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

  Item 4.   DESCRIPTION OF SECURITIES

            Not applicable.

  Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

            The legality of the Common Stock offered hereby has been passed on for the Company by Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103. Members of Fulbright & Jaworski hold less than 1% of the Common Stock of the Company.

  Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article VII of the By-laws of the Company contains provisions for the indemnification of directors, officers and employees within the limitations permitted by Section
  145. The Company carries director and officer liability insurance which indemnifies directors and officers of the Company with respect to certain matters for which they perform duties in the course of business.

  Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

            Not Applicable.

  Item 8.   EXHIBITS

            4.1    --   1992 Stock Option Plan, as Amended

            4.2    --   Stock Option Agreement

            5      --   Opinion of Fulbright & Jaworski L.L.C.

            23(a)  --   Consent of Arthur Andersen LLP

            (b)    --   Consent of Fulbright & Jaworski (included in Exhibit 5)

            (c)    --   Consent of Ernst & Young, LLP

            (d)    --   Consent of Clifton, Gunderson P.L.L.C.

            (e)    --   Consent of KPMG Peat Marwick LLP

            24     --   Power of Attorney (included in signature page)

  Item 9.   UNDERTAKINGS.

            (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective dates of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
                  (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania on October 4, 1996.

                                       Universal Health Services, Inc.


                                       By: /s/ Alan B. Miller
                                          ---------------------------
                                          (Alan B. Miller, President)


                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan B. Miller and Sidney Miller as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania on October 4, 1996.

                                       Universal Health Services, Inc.


                                       By:______________________________
                                           Alan B. Miller, President


                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan B. Miller and Sidney Miller as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                Title                               Date
---------                                -----                               ----
/s/ Alan B. Miller                   Chairman of the Board                October 4, 1996
------------------------------       President, Chief
(Alan B. Miller)                     Executive Officer and
                                     Director (Principal
                                     Executive Officer)


/s/ Sidney Miller                    Secretary and                        October 4, 1996
------------------------------       Director
(Sidney Miller)


/s/ Robert H. Hotz                   Director                             October 4, 1996
-----------------------------
(Robert H. Hotz)


/s/ Martin Meyerson                  Director                             October 4, 1996
------------------------------
(Martin Meyerson)


/s/ Anthony Pantaleoni               Director                             October 4, 1996
------------------------------
(Anthony Pantaleoni)


/s/ John H. Herrell                  Director                             October 4, 1996
------------------------------
(John H. Herrell)


/s/ Paul R. Verkuil                  Director                             October 4, 1996
-----------------------------
(Paul R. Verkuil)


                               INDEX TO EXHIBITS

  Exhibit
    No.       Description
  -------     -----------
    4.1       1992 Stock Option Plan, as Amended

    4.2       Stock Option Agreement

    5         Opinion of Fulbright & Jaworski L.L.P.

    23(a)     Consent of Arthur Andersen LLP

    (b)       Consent of Fulbright & Jaworski (included in Exhibit 5)

    (c)       Consent of Ernst & Young, LLP

    (d)       Consent of Clifton, Gunderson P.L.L.C.

    (e)       Consent of KPMG Peat Marwick LLP

    24        Power of Attorney (see signature page)
